Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We have issued our reports dated April 28, 2003 (except for paragraph (d) of Note 17, as to which the date is May 6, 2003), accompanying the consolidated financial statements in the Annual Report of BioProgress Technology International Inc on Form 10-KSB for the year ended December 31, 2002.

We have also issued our report dated July 5, 2005, accompanying the consolidated financial statements of BioProgress PLC for the years ended December 31, 2003 and 2004. We hereby consent to the incorporation by reference of said reports in the Annual Report of BioProgress PLC on Form 20-F (File No. 000-50994).

GRANT THORNTON UK LLP

Cambridge, England

July 15, 2005